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Exhibit 4.03

OMNEON VIDEO NETWORKS, INC.

AMENDMENT AGREEMENT TO THE FOURTH AMENDED AND RESTATED
INVESTOR RIGHTS AGREEMENT

        THIS AMENDMENT AGREEMENT TO THE FOURTH AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT (this "Amendment Agreement") is made as of this 28th day of September 2007, by and among Omneon Video Networks, Inc., a Delaware corporation (the "Company") and the undersigned parties hereto. All capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Rights Agreement (as defined below).

RECITALS

        WHEREAS, the Company is a party to the Fourth Amended and Restated Investor Rights Agreement dated as of March 26, 2004, as the same may have been amended to date, attached hereto as Exhibit A (the "Rights Agreement"), by and among (i) the Company, (ii) Donald M. Craig, Michael M. Gilbert, Edward P. Hobson, II and Lawrence R. Kaplan (each a "Founder" and collectively the "Founders"), (iii) Comerica Bank (f/k/a Imperial Bank) ("Comerica"), as the holder of a warrant to purchase Common Stock, (iv) holders of outstanding shares of the Company's Series A-1 Preferred Stock (the "Series A-1 Holders") acquired pursuant to the Company's Series A-1, Series A-2.1 and Series A-2.2 Preferred Stock Purchase Agreement dated October 29, 2002, (v) the Former Preferred Holders (as defined in the Rights Agreement), (vi) holders of outstanding shares of the Company's Series A-2.1 Preferred Stock (the "Series A-2.1 Holders") acquired pursuant to the Series A Stock Purchase Agreement and the Company's Loan Restructuring Agreement dated October 29, 2002 with Lighthouse Capital Partners II, L.P. and Lighthouse Capital Partners III, L.P., (vii) purchasers of the Company's Series B-1 Preferred Stock ("Series B-1 Investors") pursuant to the Company's Series B-1 Preferred Stock Purchase Agreement dated March 26, 2004, and (viii) BMC Software, Inc. ("BMC" and together with the Series B-1 Investors, the Series A-1 Holders and the Series A-2.1 Holders, the "Investors"), as the holder of a warrant to purchase Series A-6 Preferred Stock.

        WHEREAS, pursuant to, and subject to the conditions set forth in, that certain Series C-1 Preferred Stock Purchase Agreement of even date herewith (the "Stock Purchase Agreement") between the Company and Sony Electronics Inc. ("Sony"), the Company shall sell to Sony, and Sony shall purchase, up to 1,042,390 shares of the Company's Series C-1 Preferred Stock, par value $0.001 per share (the "Shares"), at a per share price of $14.39 (the "Per Share Price").

        WHEREAS, the transaction described in the preceding paragraph (the "Transaction") is conditioned upon Sony becoming a party to the Rights Agreement.

        WHEREAS, the Company and all required individual parties to the Rights Agreement (the "Amending Parties") have agreed, pursuant to Section 4.8 of the Rights Agreement, to amend the Agreement in the manner set forth herein.

        WHEREAS, Sony agrees to become a party to the Rights Agreement.

        NOW, THEREFORE, in consideration of the mutual agreements set forth, Sony and the Amending Parties hereto agree as follows:

        1.     Effective as of the Closing (as defined in the Stock Purchase Agreement), Sony shall be an Investor as defined in the Rights Agreement for all purposes.

        2.     Effective as of the Closing (as defined in the Stock Purchase Agreement), Sony agrees to become a party to and be bound by, and that the Shares shall be subject to, the terms and provisions of the Rights Agreement, to the same extent as if Sony were an original party thereto, for all purposes.

        3.     Effective as of the Closing (as defined in the Stock Purchase Agreement), the definition of Conversion Shares set forth in Section 1.1 of the Rights Agreement shall be amended in its entirety to instead read as follows:

  "Conversion Shares" shall mean the Common Stock issued or issuable upon conversion of the Former Preferred Stock and the Company's Series A-1 Preferred Stock, Series A-2.1 Preferred Stock, Series A-3 Preferred Stock, Series A-4 Preferred Stock, Series A-5 Preferred Stock, Series A-6 Preferred Stock, Series B-1 Preferred Stock and Series C-1 Preferred Stock.

        4.     Effective as of the Closing (as defined in the Stock Purchase Agreement), the second sentence of Section 2.1(a) of the Rights Agreement shall be amended in its entirety to instead read as follows:

  An Investor's "Pro Rata Portion" for purposes of this Section 2.1 is the ratio that (x) the sum of the number of shares of the Company's Common Stock held by the Investor or issuable upon conversion of the Series C-1 Preferred Stock, Series B-1 Preferred Stock, Series A-1 Preferred Stock, Series A-2.1 Preferred Stock, Series A-2.2 Preferred Stock, Series A-3 Preferred Stock, Series A-4 Preferred Stock, Series A-5 Preferred Stock and Series A-6 Preferred Stock then held by such Investor bears to (y) the sum of the total number of shares of Common Stock then outstanding and the number of shares of the Company's Common Stock issuable upon conversion of any then outstanding Preferred Stock of the Company.

        5.     Effective as of the Closing (as defined in the Stock Purchase Agreement), the fourth sentence of Section 2.1(c) of the Rights Agreement shall be amended in its entirety to instead read as follows:

  For purposes of this Section 2.1(c), a Fully Exercising Investor's pro rata portion of Unsubscribed Shares is the ratio that (x) the sum of the number of shares of the Company's Common Stock held by the Fully Exercising Investor or issuable upon conversion of the Series C-1 Preferred Stock, Series B-1 Preferred Stock, Series A-1 Preferred Stock, Series A-2.1 Preferred Stock, Series A-2.2 Preferred Stock, Series A-3 Preferred Stock, Series A-4 Preferred Stock, Series A-5 Preferred Stock and Series A-6 Preferred Stock then held by such Fully Exercising Investor bears to (y) the sum of the number of shares of the Company's Common Stock held by all Fully Exercising Investors or issuable upon conversion of the Series C-1 Preferred Stock, Series B-1 Preferred Stock, Series A-1 Preferred Stock, Series A-2.1 Preferred Stock, Series A-2.2 Preferred Stock, Series A-3 Preferred Stock, Series A-4 Preferred Stock, Series A-5 Preferred Stock and Series A-6 Preferred Stock then held by all Fully Exercising Investors.

        6.     Waiver of Right of First Refusal and Limitations on Subsequent Registration Rights. The undersigned Investors hereby waive on behalf of all Investors all rights set forth in Sections 1.8 and 2.1 of the Rights Agreement respecting the Transaction, including, without limitation, the restriction on subsequent registration rights, the rights of first offer and notice rights set forth therein.

        7.     Effectiveness.    This Amendment Agreement shall become effective when signed by (i) the Company, (ii) Sony, (iii) the holders of a majority of the aggregate outstanding Registrable Securities held by the Investors and (iv) the holders of a majority of the aggregate outstanding Shares held by the Founders.

        8.     Governing Law.    This Amendment Agreement shall be governed by and construed under the laws of the State of California without regard to choice of laws or conflict of laws provisions thereof.

        9.     Counterparts.    This Amendment Agreement may be executed in two or more counterparts and signature pages may be delivered by facsimile, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

        10.   Termination of Prior Amendment.    That certain Amendment of the Fourth Amended and Restated Investor Rights Agreement entered into by the Company and the other parties thereto, dated as of February 13, 2007, is hereby terminated and of no further force and effect.

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        11.   Effect on Rights Agreement; Entire Agreement.

          (a)   Effect on Rights Agreement.    The provisions of this Amendment Agreement amend and supersede the rights or obligations under the Rights Agreement only to the extent provided herein; all other provisions of the Rights Agreement, to the extent not modified herein, remain in full force and effect.

          (b)   Entire Agreement.    The Rights Agreement, as amended hereby, together with this Amendment Agreement constitute the full and entire understanding and agreement between the parties regarding the subject matter hereof and thereof and supersede and cancel all prior agreements, negotiations, correspondence, undertakings and communications of the parties, oral or written, respecting such subject matter.

[Signature Page Follows]

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        IN WITNESS WHEREOF, the parties have executed this Amendment Agreement as of the date first written above.

THE COMPANY:
OMNEON VIDEO NETWORKS, INC.
By:	/s/ JOSEPH S. KENNEDY Joseph Kennedy President and Chief Executive Officer
SONY ELECTRONICS INC.:
By:	/s/ GEN TSUCHIKAWA
Name:	Gen Tsuchikawa
Title:	Sr. VP & Corporate Treasurer

Exhibit A:    Fourth Amended and Restated Investor Rights Agreement

[Signature Page to the Amendment Agreement to the Fourth Amended and Restated Investor
Rights Agreement of Omneon Video Networks, Inc.]

FOUNDERS:
/s/ DONALD M. CRAIG Donald M. Craig
/s/ LAWRENCE R. KAPLAN Lawrence R. Kaplan

[Signature Page to the Amendment Agreement to the Fourth Amended and Restated Investor
Rights Agreement of Omneon Video Networks, Inc.]

INVESTORS:
ACCEL VI L.P.
By:	Accel VI Associates L.L.C Its General Manager
By:	/s/ [ILLEGIBLE] ATTORNEY-IN-FACT
ACCEL VI-S L.P.
By:	Accel VI Associates L.L.C Its General Manager
By:	/s/ [ILLEGIBLE] ATTORNEY-IN-FACT
ACCEL INTERNET FUND II L.P.
By:	Accel Internet Fund II Associates L.L.C Its General Manager
By:	/s/ [ILLEGIBLE] ATTORNEY-IN-FACT
ACCEL KEIRETSU VI L.P.
By:	Accel Keiretsu VI Associates L.L.C Its General Manager
By:	/s/ [ILLEGIBLE] ATTORNEY-IN-FACT
ACCEL INVESTORS '98 L.P.
By:	/s/ [ILLEGIBLE] ATTORNEY-IN-FACT
ACCEL INVESTORS '98-S L.P.
By:	Accel VI Associates L.L.C Its General Manager
By:	/s/ [ILLEGIBLE] ATTORNEY-IN-FACT

[Signature Page to the Amendment Agreement to the Fourth Amended and Restated Investor
Rights Agreement of Omneon Video Networks, Inc.]

ADVANCED TECHNOLOGY VENTURES VII, L.P.
By:	/s/ W. RAFFEL
Name:	Wes Raffel
Title:	Managing Director
ADVANCED TECHNOLOGY VENTURES VII (B), L.P.
By:	/s/ W. RAFFEL
Name:	Wes Raffel
Title:	Managing Director
ADVANCED TECHNOLOGY VENTURES VII (C), L.P.
By:	/s/ W. RAFFEL
Name:	Wes Raffel
Title:	Managing Director

[Signature Page to the Amendment Agreement to the Fourth Amended and Restated Investor
Rights Agreement of Omneon Video Networks, Inc.]

ATV ENTREPRENEURS VII, L.P.
By:	/s/ W. RAFFEL
Name:	Wes Raffel
Title:	Managing Director
ATV ALLIANCE 2001, L.P.
By:	/s/ W. RAFFEL
Name:	Wes Raffel
Title:	Managing Director
ATV ALLIANCE 2002, L.P.
By:	/s/ W. RAFFEL
Name:	Wes Raffel
Title:	Managing Director

[Signature Page to the Amendment Agreement to the Fourth Amended and Restated Investor
Rights Agreement of Omneon Video Networks, Inc.]

PALISADES VENTURES, L.P.
By:	/s/ PAUL D'ADDARIO
Name:	Paul D'Addario
Title:	Senior Managing Director
PALISADES QUALIFIED INVESTORS, L.P.
By:	/s/ PAUL D'ADDARIO
Name:	Paul D'Addario
Title:	Senior Managing Director
PALISADES NON-QUALIFIED INVESTORS, L.P.
By:	/s/ PAUL D'ADDARIO
Name:	Paul D'Addario
Title:	Senior Managing Director

[Signature Page to the Amendment Agreement to the Fourth Amended and Restated Investor
Rights Agreement of Omneon Video Networks, Inc.]

CHANCELLOR V, L.P.
By:	/s/ E. LOHRASBPOUR
Name:	E. Lohrasbpour
Title:	General Partner
CHANCELLOR V-A, L.P.
By:	/s/ E. LOHRASBPOUR
Name:	E. Lohrasbpour
Title:	General Partner
CITIVENTURE 2000, L.P.
By:	/s/ E. LOHRASBPOUR
Name:	E. Lohrasbpour
Title:	General Partner

[Signature Page to the Amendment Agreement to the Fourth Amended and Restated Investor
Rights Agreement of Omneon Video Networks, Inc.]

INTEL CAPITAL (CAYMAN) CORPORATION
By:	/s/ DOUG LUSK
Name:	Doug Lusk
Title:	Assistant Treasurer
INTEL CORPORATION
By:	/s/ DOUG LUSK
Name:	Doug Lusk
Title:	Assistant Treasurer

[Signature Page to the Amendment Agreement to the Fourth Amended and Restated Investor
Rights Agreement of Omneon Video Networks, Inc.]

MERITECH CAPITAL AFFILIATES II, L.P.
By:	/s/ MICHAEL B. GORDON
Name:	Michael B. Gordon
Title:	a managing member
MERITECH CAPITAL PARTNERS II, L.P.
By:	/s/ MICHAEL B. GORDON
Name:	Michael B. Gordon
Title:	a managing member
MCP ENTERPRENEUR PARTNERS II, L.P.
By:	/s/ MICHAEL B. GORDON
Name:	Michael B. Gordon
Title:	a managing member

[Signature Page to the Amendment Agreement to the Fourth Amended and Restated Investor
Rights Agreement of Omneon Video Networks, Inc.]

NORWEST VENTURE PARTNERS VII-A, L.P.
By:	Itasca VC Partners VII-A, LLC General Partner
By:	/s/ KURT BETCHER
Name:	Kurt Betcher
Title:	Admin Partner + CFO

[Signature Page to the Amendment Agreement to the Fourth Amended and Restated Investor
Rights Agreement of Omneon Video Networks, Inc.]

NORWEST VENTURE PARTNERS VII, LP
By:	Itasca VC Partners VII, LLP General Partner
By:	/s/ KURT BETCHER
Name:	Kurt Betcher
Title:	Admin Partner + CFO

[Signature Page to the Amendment Agreement to the Fourth Amended and Restated Investor
Rights Agreement of Omneon Video Networks, Inc.]

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  Exhibit 4.03
OMNEON VIDEO NETWORKS, INC.
RECITALS